EX-99.B(d)(1)(ii)

AMENDED AND RESTATED FEE AND EXPENSE AGREEMENT

SCHEDULE A

WELLS FARGO FUNDS TRUST

CAPPED OPERATING EXPENSE RATIOS

NAME OF FUND/CLASS	CAPPED OPERATING EXPENSE RATIO		EXPIRATION/ RENEWAL DATE
Asset Allocation
Class A	1.15%		January 31
Class B	1.90%		January 31
Class C	1.90%		January 31
Institutional Class	0.90%		January 31

California Limited Term Tax-Free
Class A	0.85%		October 31
Class C	1.60%		October 31
Institutional Class	0.60%		October 31

California Tax-Free
Class A Class B Class C Institutional Class	0.80 1.55 1.55 0.55	% % % %	October 31 October 31 October 31 October 31

California Tax-Free Money Market
Class A Service Class	0.65 0.45	% %	July 31 July 31

California Tax-Free Money Market Trust	0.20%		July 31

Cash Investment Money Market
Administrator Class Service Class Institutional Class	0.35 0.50 0.20	% % %	July 31 July 31 July 31

Colorado Tax-Free
Class A Class B Institutional Class	0.85 1.60 0.60	% % %	October 31 October 31 October 31

C&B Large Cap Value Fund[1]
Class A Class B Class C Class D Institutional Class Select Class	1.20 1.95 1.95 1.20 0.95 0.70	% % % % % %	January 31 January 31 January 31 January 31 January 31 January 31

C&B Mid Cap Value Fund[1]
Class A Class B Class C Class D Institutional Class Select Class	1.40 2.15 2.15 1.25 1.15 0.90	% % % % % %	January 31 January 31 January 31 January 31 January 31 January 31

[1]	The Initial Commitment for each Cooke & Bieler Fund extends through February 28, 2007. Thereafter, the Expiration/Renewal Date is January 31.

NAME OF FUND/CLASS	CAPPED OPERATING EXPENSE RATIO		EXPIRATION/ RENEWAL DATE
C&B Tax-Managed Value Fund[1]
Class A Class B Class C Class D Institutional Class	1.20 1.95 1.95 1.20 0.95	% % % % %	January 31 January 31 January 31 January 31 January 31

Diversified Bond
Institutional Class	0.70%		September 30

Diversified Equity
Class A Class B Class C Institutional Class	1.25 2.00 2.00 1.00	% % % %	January 31 January 31 January 31 January 31

Diversified Small Cap
Institutional Class	1.20%		January 31

Equity Income
Class A Class B Class C Institutional Class	1.10 1.85 1.85 0.85	% % % %	January 31 January 31 January 31 January 31

Equity Index
Class A Class B	0.64 1.39	% %	January 31 January 31

Government Money Market
Class A Service Class Administrator Class Institutional Class	0.65 0.50 0.35 0.20	% % % %	July 31 July 31 July 31 July 31

Growth Balanced
Class A Class B Class C Institutional Class	1.20 1.95 1.95 0.95	% % % %	January 31 January 31 January 31 January 31

Growth Equity
Class A Class B Class C Institutional Class	1.50 2.25 2.25 1.25	% % % %	January 31 January 31 January 31 January 31

Growth
Class A Class B Institutional Class	1.25 2.00 1.00	% % %	January 31 January 31 January 31

High Yield Bond
Class A Class B Class C	1.15 1.90 1.90	% % %	September 30 September 30 September 30

Income[2]
Class A Class B Institutional Class	1.00 1.75 0.75	% % %	September 30 September 30 September 30

[2]	In connection with the Fund’s investment in the High Yield Bond Fund, Funds Management has agreed to waive its advisory fee for the portion of the Fund’s assets that are invested in the High Yield Bond Fund and waive additional fees and/or reimburse additional expenses to the extent necessary to maintain the Fund’s capped operating expense ratio (“net OER”), including for this purpose, consistent with Section 2 of the Agreement, the Fund’s attributed share of the High Yield Bond Fund’s expenses.

NAME OF FUND/CLASS	CAPPED OPERATING EXPENSE RATIO		EXPIRATION/ RENEWAL DATE
Income Plus[2] Class A Class B Class C	1.00 1.75 1.75	% % %	September 30 September 30 September 30

Index Institutional Class	0.25%		January 31

Index Allocation Class A Class B Class C	1.15 1.90 1.90	% % %	January 31 January 31 January 31

Inflation-Protected Bond[3] Class A Class B Class C Institutional Class	0.85 1.60 1.60 0.60	% % % %	September 30 September 30 September 30 September 30

Intermediate Government Income Class A Class B Class C Institutional Class	0.95 1.70 1.70 0.70	% % % %	September 30 September 30 September 30 September 30

International Equity Class A Class B Class C Institutional Class	1.50 2.25 2.25 1.25	% % % %	January 31 January 31 January 31 January 31

Large Cap Appreciation Class A Class B Class C Institutional Class	1.25 2.00 2.00 1.00	% % % %	January 31 January 31 January 31 January 31

Large Cap Value Class A Class B Class C Institutional Class	1.25 2.00 2.00 1.00	% % % %	January 31 January 31 January 31 January 31

Large Company Growth Class A Class B Class C Institutional Class Select Class[4]	1.20 1.95 1.95 0.95 0.75	% % % % %	January 31 January 31 January 31 January 31 January 31

Limited Term Government Income Class A Class B Institutional Class	0.95 1.70 0.70	% % %	September 30 September 30 September 30

Liquidity Reserve Money Market Investor Class	1.00%		July 31

[3]	On May 18, 2004, the Board of Trustees approved a decrease to the net OER of this Fund, effective October 1, 2004. Through September 30, 2004, the net OER for each Class of the Fund is as follows: 0.90% for Class A; 1.65% for Class B and Class C; and 0.65% for the Institutional Class.
[4]	On May 18, 2004, the Board of Trustees approved the addition of Select Class shares for the Fund. The Select Class shares for the Fund will become effective on or about June 30, 2004.

NAME OF FUND/CLASS	CAPPED OPERATING EXPENSE RATIO		EXPIRATION/ RENEWAL DATE
Minnesota Money Market Class A	0.80%		July 31

Minnesota Tax-Free Class A Class B Institutional Class	0.85 1.60 0.60	% % %	October 31 October 31 October 31

Moderate Balanced Class A Class B Class C Institutional Class	1.15 1.90 1.90 0.90	% % % %	January 31 January 31 January 31 January 31

Money Market Class A Class B	0.76 1.51	% %	July 31 July 31

Money Market Trust	0.20%		July 31

Montgomery Emerging Markets Focus Class A Class B Class C Institutional Class	1.90 2.65 2.65 1.60	% % % %	January 31 January 31 January 31 January 31

Montgomery Institutional Emerging Markets Select Class	1.25%		January 31

Montgomery Mid Cap Growth[5] Class A Class B Class C	1.40 2.15 2.15	% % %	January 31 January 31 January 31

Montgomery Short Duration Government Bond[6] Class A Class B Class C Institutional Class	0.85 1.60 1.60 0.60	% % % %	September 30 September 30 September 30 September 30

Montgomery Small Cap Class A Class B Class C Institutional Class	1.40 2.15 2.15 1.20	% % % %	January 31 January 31 January 31 January 31

Montgomery Total Return Bond Class A Class B Class C Institutional Class Select Class	0.90 1.65 1.65 0.70 0.42	% % % % %	September 30 September 30 September 30 September 30 September 30

National Limited Term Tax-Free Class A Class B Class C Institutional Class	0.85 1.60 1.60 0.60	% % % %	October 31 October 31 October 31 October 31

[5]	On May 18, 2004, the Board of Trustees approved a reduction in the net OER of each Class of this Fund, effective February 1, 2005. Through January 31, 2005, the net OER for each Class of the Fund is as follows: 1.45% for Class A; and 2.20% for Class B and Class C.
[6]	On May 18, 2004, the Board of Trustees approved a reduction in the net OER of the Class A, Class B and Class C shares of this Fund, effective October 1, 2004. Through September 30, 2004, the net OER for such Classes are as follows: 0.90% for Class A; and 1.65% for Class B and Class C.

NAME OF FUND/CLASS	CAPPED OPERATING EXPENSE RATIO		EXPIRATION/ RENEWAL DATE
National Tax-Free
Class A Class B Class C Institutional Class	0.85 1.60 1.60 0.60	% % % %	October 31 October 31 October 31 October 31

National Tax-Free Money Market
Class A Service Class Institutional Class	0.65 0.45 0.20	% % %	July 31 July 31 July 31

National Tax-Free Money Market Trust	0.20%		July 31

Nebraska Tax-Free[7]
Institutional Class	0.75%		October 31

Outlook Today[8]
Class A Class B Class C Institutional Class Select Class	1.25 2.00 2.00 0.95 0.75	% % % % %	June 30 June 30 June 30 June 30 June 30

Outlook 2010[8]
Class A Class B Class C Institutional Class Select Class	1.25 2.00 2.00 0.95 0.75	% % % % %	June 30 June 30 June 30 June 30 June 30

Outlook 2020[8]
Class A Class B Class C Institutional Class Select Class	1.25 2.00 2.00 0.95 0.75	% % % % %	June 30 June 30 June 30 June 30 June 30

Outlook 2030[8]
Class A Class B Class C Institutional Class Select Class	1.25 2.00 2.00 0.95 0.75	% % % % %	June 30 June 30 June 30 June 30 June 30

Outlook 2040[8]
Class A Class B Class C Institutional Class Select Class	1.25 2.00 2.00 0.95 0.75	% % % % %	June 30 June 30 June 30 June 30 June 30

Overland Express Sweep[9]	1.08%		July 31

[7]	On May 18, 2004, the Board of Trustees approved a reduction to the net OER of the Institutional Class of the Fund, effective November 1, 2004. Through October 31, 2004, the net OER for the Institutional Class is 0.83%.
[8]	On May 18, 2004, the Board of Trustees approved a reduction to the net OER of each Class of each of the Outlook Funds, effective July 1, 2004. Through June 30, 2004, the net OER for each class of each Outlook Fund is as follows: 1.30% for Class A; 2.05% for Class B and Class C; and 1.00% for the Institutional Class. In addition, the Board of Trustees also approved the addition of Select Class shares for each Outlook Fund. The Select Class shares for each Outlook Fund will become effective on or about June 30, 2004.
[9]	On May 18, 2004, the Board of Trustees approved a decrease to the net OER of this Fund, effective August 1, 2004. Through July 30, 2004, the net OER for the Fund is 1.25%.

NAME OF FUND/CLASS	CAPPED OPERATING EXPENSE RATIO		EXPIRATION/ RENEWAL DATE
Overseas[10]
Class A	1.50%		January 31
Class B	2.25%		January 31
Class C	2.25%		January 31
Institutional Class	1.25%		January 31

Prime Investment Money Market Service Class Institutional Class	0.55 0.20	% %	July 31 July 31

SIFE Specialized Financial Services Class A Class B Class C	1.35 2.10 2.10	% % %	January 31 January 31 January 31

Small Cap Growth Class A Class B Class C Institutional Class	1.45 2.20 2.20 1.20	% % % %	January 31 January 31 January 31 January 31

Small Cap Opportunities Institutional Class	1.20%		January 31

Small Company Growth Class A Class B Class C Institutional Class	1.45 2.20 2.20 1.20	% % % %	January 31 January 31 January 31 January 31

Small Company Value Class A Class B Class C Institutional Class	1.45 2.20 2.20 1.20	% % % %	January 31 January 31 January 31 January 31

Specialized Health Sciences Class A Class B Class C	1.65 2.40 2.40	% % %	January 31 January 31 January 31

Specialized Technology Class A Class B Class C	1.75 2.50 2.50	% % %	January 31 January 31 January 31

Stable Income Class A Class B Class C Institutional Class	0.90 1.65 1.65 0.65	% % % %	September 30 September 30 September 30 September 30

Strategic Growth Allocation Institutional Class	1.00%		January 31

Strategic Income Institutional Class	0.85%		January 31

Tactical Maturity Bond Institutional Class	0.60%		September 30

Treasury Plus Money Market Class A Service Class Institutional Class	0.65 0.50 0.20	% % %	July 31 July 31 July 31

[10]	The Initial Commitment extends through January 31, 2005. Thereafter, the Expiration/Renewal Date is January 31.

NAME OF FUND/CLASS	CAPPED OPERATING EXPENSE RATIO		EXPIRATION/ RENEWAL DATE
WealthBuilder Conservative Allocation[11]	1.50%		September 30

WealthBuilder Equity	1.25%		September 30

WealthBuilder Growth Allocation[11]	1.50%		September 30

WealthBuilder Growth Balanced	1.25%		September 30

WealthBuilder Moderate Balanced[11]	1.50%		September 30

WealthBuilder Tactical Equity	1.25%		September 30

100% Treasury Money Market Class A Service Class	0.65 0.50	% %	July 31 July 31

[11]	The Initial Commitment extends through September 30, 2005. Thereafter, the Expiration/Renewal Date is September 30.

Most Recent annual agreement approval by the Board of Trustees: May 18, 2004

Schedule A amended: August 10, 2004

The foregoing schedule of capped operating expense ratios is agreed to as of August 10, 2004 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS TRUST

By:	/s/ C. David Messman
C. David Messman
Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ Stacie D. DeAngelo
Stacie D. DeAngelo
Senior Vice President